FOR IMMEDIATE RELEASE

Superior Drilling Products Reports Second Quarter 2017
Preliminary Revenue Nearly Quadrupled Over Prior-Year Period;
Increases 2017 Revenue Expectations

Announces Second Quarter 2017 Teleconference

VERNAL, UT, July 20, 2017 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today announced preliminary unaudited revenue of approximately $3.7 million to $4.0 million for the second quarter ended June 30, 2017. Revenue is expected to be almost four times higher than the prior-year period and up more than 16% over the trailing first quarter of 2017. Preliminary results are subject to change pending review by the Company’s independent accountants.

“Increasing market penetration and deployment of our flagship Drill-N-Ream® (DnR) well bore conditioning tool by oil & gas operators drove revenue growth during the quarter. We continue to see solid tool sales as we gain market share. And, as more of our Drill-N-Ream® tools are being used in the field, we are realizing higher volumes of recurring refurbishment business,” commented Troy Meier, Chairman and CEO of Superior Drilling Products. “The volume we had in the second quarter has given us greater confidence in the outlook for 2017. As a result, we have increased our full-year revenue estimate by 20% at the midpoint.”

The Company’s domestic market channel partner for the DnR, Drilling Tools International, Inc., has exceeded its 10% market share goal for DnR’s on horizontal rigs in the U.S. and Canada. DTI is also on track to achieve its 12.5% goal by the end of 2017.

Expectations for Full-Year 2017 Revenue Improved

For the full year ended December 31, 2017, the Company increased its revenue estimate to $14 million to $16 million up from the previous estimate of $12 million to $13 million.

Second Quarter 2017 Teleconference and Webcast

The Company will release its complete second quarter 2017 financial results before the opening of financial markets on Friday, August 11, 2017, and will host a conference call that same day.

Friday, August 11, 2017

10:00 a.m. Mountain Time/12:00 p.m. Eastern Time

Phone: (201) 689-8470

Webcast and accompanying slide presentation: www.sdpi.com

A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Friday, August 18, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13665984, or access the webcast replay via the Company’s website at www.sdpi.com, where a transcript will be posted once available.

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Superior Drilling Products Reports Second Quarter 2017 Preliminary Revenue Nearly Quadrupled Over Prior-Year Period; Increases 2017 Revenue Expectations
July 20, 2017

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions, 15 U.S.C. § 78u-5, of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “preliminary,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s market success with specialized tools, effectiveness of its sales efforts, success of its distribution partner, customer acceptance of the drilling technology and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the current beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, SDP’s business strategy and prospects for growth; customer acceptance of the Company’s technologies, the status of the Oil & Gas industry, cash flows and liquidity; financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the Company in this news release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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